EXHIBIT 99.1
ENTERPRISE FINANCIAL REPORTS FIRST QUARTER 2022 RESULTS

First Quarter Results
•Net income of $47.7 million, $1.23 per diluted common share
•Net interest margin (tax equivalent) of 3.28%
•Pre-provision return on average assets1 of 1.70%
•Increased quarterly dividend 5% to $0.22 per common share for the second quarter
•Repurchased 351,090 shares at an average price of $48.35 per share

St. Louis, Mo. April 25, 2022 – Enterprise Financial Services Corp (Nasdaq: EFSC) (the “Company” or “EFSC”) reported net income of $47.7 million for the first quarter 2022, a decrease of $3.1 million compared to the linked fourth quarter (“linked quarter”) and an increase of $17.8 million from the prior year quarter. Earnings per diluted common share (“EPS”) was $1.23 for the first quarter 2022, compared to $1.33 and $0.96 for the linked and prior year quarters, respectively.

Jim Lally, EFSC’s President and Chief Executive Officer, commented, “I am pleased with our start to 2022. We had solid loan growth, continued success in deposit building and improvement in our strong credit quality metrics. We continue to remain focused on delivering on our strategic initiatives and positioning our company as a best-in-class financial partner in the communities we serve.”

Highlights
Comparisons to the prior year are impacted by the acquisition of First Choice Bancorp (“First Choice” or “FCBP”) in the third quarter of 2021.

•Earnings - Net income in the first quarter 2022 was $47.7 million, a decrease of $3.1 million compared to the linked quarter and an increase of $17.8 million from the prior year quarter. EPS was $1.23 per diluted common share for the first quarter 2022, compared to $1.33 and $0.96 per diluted common share for the linked and prior year quarters, respectively.

•Pre-provision net revenue1 (“PPNR”) - PPNR of $57.0 million in the first quarter 2022 decreased $6.3 million and increased $16.3 million from the linked and prior year quarters, respectively. The decrease from the linked quarter was primarily due to a decline in Paycheck Protection Program (“PPP”) loan income and lower noninterest income that typically declines from a peak in the fourth quarter. The increase from the prior year quarter was primarily due to the positive contribution from the First Choice acquisition and expansion in net interest income from organic loan and deposit growth.

•Net interest income and net interest margin (“NIM”) - Net interest income of $101.2 million for the first quarter 2022 decreased $0.9 million and increased $22.0 million from the linked and prior year quarters, respectively. NIM was 3.28% for the first quarter 2022, compared to 3.32% and 3.50% for the linked quarter and prior year quarter, respectively. The underlying base NIM was relatively stable in the period, excluding the impact of certain items discussed below.

•Noninterest income - Noninterest income of $18.6 million for the first quarter 2022 decreased $4.0 million and increased $7.4 million from the linked quarter and prior year quarter, respectively. A decline in tax credit income from a seasonally strong linked quarter and a decline in other income were the primary
1 Pre-provision return on average assets is a non-GAAP measure. Refer to discussion and reconciliation of these measures in the accompanying financial tables.

drivers of the linked quarter decrease. The increase from the prior year quarter was primarily due to higher tax credit income and deposit service charge income from the First Choice acquisition.

•Loans - Total loans increased $38.4 million from the linked quarter to $9.1 billion as of March 31, 2022. PPP loans declined $137.9 million. Excluding PPP loans, loans grew $176.3 million, or 8%, on an annualized basis from the linked quarter. Loan growth in the quarter was attributed primarily to the specialty lending niches. Average loans totaled $9.0 billion for the quarter ended March 31, 2022 compared to $9.0 billion and $7.2 billion for the linked and prior year quarters, respectively.

•Asset quality - The allowance for credit losses to total loans was 1.54% at March 31, 2022, compared to 1.61% at December 31, 2021 and 1.80% at March 31, 2021. Loan growth and a provision benefit in the first quarter 2022 contributed to the decline in the ratio of allowance for credit losses to total loans. Nonperforming assets to total assets was 0.17% at March 31, 2022 compared to 0.23% and 0.42% at December 31, 2021 and March 31, 2021, respectively. Due to the improvement in credit quality and macroeconomic forecasts, a provision benefit of $4.1 million was recorded in the first quarter 2022, compared to a provision benefit of $3.7 million in the linked quarter and a $46,000 provision expense in the prior year quarter.

•Deposits - Total deposits increased $360.3 million from the linked quarter to $11.7 billion as of March 31, 2022. The specialty deposit groups have had continued success in generating deposit growth, increasing deposits by $273.7 million in the first quarter 2022 as compared to the linked quarter. Average deposits totaled $11.5 billion for the quarter ended March 31, 2022 compared to $11.2 billion and $8.2 billion for the linked and prior year quarters, respectively. Noninterest-bearing deposit accounts represented 41.7% of total deposits, and the loan to deposit ratio was 77.4% at March 31, 2022.

•Capital - Total shareholders’ equity was $1.5 billion and the tangible common equity to tangible assets ratio2 was 7.6% at March 31, 2022, compared to 8.1% at December 31, 2021. The decline in the tangible common equity ratio was primarily due to a $78.0 million decrease in accumulated other comprehensive income driven primarily from a decrease in the fair value of the available-for-sale investment portfolio. Enterprise Bank & Trust’s regulatory capital ratios remain “well-capitalized,” with a common equity tier 1 ratio of 12.2% and a total risk-based capital ratio of 13.3% as of March 31, 2022. The Company’s common equity tier 1 ratio and total risk-based capital ratio was 11.0% and 14.4%, respectively, at March 31, 2022.

The Company repurchased 351,090 shares totaling $17.0 million in the first quarter 2022 for an average price of $48.35 per share. The Company has 349,383 shares available for repurchase under its common stock repurchase authorization.

The Company’s Board of Directors unanimously approved a quarterly dividend of $0.22 per common share, payable on June 30, 2022 to shareholders of record as of June 15, 2022, an increase of $0.01, or 5.0%, compared to the first quarter 2022. The Board of Directors also declared a cash dividend of $12.50 per share of Series A Preferred Stock (or $0.3125 per depositary share) representing a 5% per annum rate for the period commencing (and including) March 15, 2022 to (but excluding) June 15, 2022. The dividend will be payable on June 15, 2022 to shareholders of record on May 31, 2022.

2 Tangible common equity to tangible assets ratio is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Net Interest Income
Average Balance Sheets
The following table presents, for the periods indicated, certain information related to our average interest-earning assets and interest-bearing liabilities, as well as, the corresponding interest rates earned and paid, all on a tax-equivalent basis.

	Quarter ended
	March 31, 2022			December 31, 2021			March 31, 2021
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans*	$9,005,875	$96,301	4.34%	$9,030,982	$98,412	4.32%	$7,192,776	$77,073	4.35%
Securities*	1,923,969	10,969	2.31	1,753,159	10,146	2.30	1,417,305	8,818	2.52
Interest-earning deposits	1,781,272	817	0.19	1,589,008	590	0.15	679,659	189	0.11
Total interest-earning assets	12,711,116	108,087	3.45	12,373,149	109,148	3.50	9,289,740	86,080	3.76

Noninterest-earning assets	902,887			894,044			650,312

Total assets	$13,614,003			$13,267,193			$9,940,052

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing transaction accounts	$2,505,319	$536	0.09%	$2,383,059	$491	0.08%	$1,887,059	$328	0.07%
Money market accounts	2,872,302	1,460	0.21	2,853,655	1,412	0.20	2,350,592	975	0.17
Savings	817,431	66	0.03	776,695	64	0.03	654,662	48	0.03
Certificates of deposit	607,133	797	0.53	616,347	831	0.53	537,166	1,312	0.99
Total interest-bearing deposits	6,802,185	2,859	0.17	6,629,756	2,798	0.17	5,429,479	2,663	0.20
Subordinated debentures	154,959	2,220	5.81	171,453	2,439	5.64	203,694	2,819	5.61
FHLB advances	50,000	195	1.58	50,000	199	1.58	50,000	195	1.58
Securities sold under agreements to repurchase	262,252	60	0.09	246,525	60	0.10	231,527	60	0.11
Other borrowings	22,841	82	1.46	24,270	85	1.39	28,650	100	1.42
Total interest-bearing liabilities	7,292,237	5,416	0.30	7,122,004	5,581	0.31	5,943,350	5,837	0.40

Noninterest-bearing liabilities:
Demand deposits	4,692,027			4,537,247			2,777,900
Other liabilities	93,518			112,546			122,321
Total liabilities	12,077,782			11,771,797			8,843,571
Shareholders' equity	1,536,221			1,495,396			1,096,481
Total liabilities and shareholders' equity	$13,614,003			$13,267,193			$9,940,052

Total net interest income		$102,671			$103,567			$80,243
Net interest margin			3.28%			3.32%			3.50%
* Non-taxable income is presented on a tax-equivalent basis using a 25.2% and 24.9% tax rate in 2022 and 2021, respectively. The tax-equivalent adjustments were $1.5 million for the three months ended March 31, 2022 and December 31, 2021, and $1.1 million for the three months ended March 31, 2021.

Net interest income for the first quarter decreased $0.9 million to $101.2 million from $102.1 million in the linked quarter, and increased $22.0 million from the prior year period. NIM, on a tax equivalent basis, was 3.28% for the first quarter, compared to 3.32% in the linked quarter, and 3.50% in the first quarter 2021. The decrease in net interest income from the linked quarter was primarily due to a $2.0 million decline in PPP income as the PPP loan portfolio continues to wind down. This decline was partially offset by an increase in income from loan growth, an expanded investment portfolio and a decline in interest expense from the redemption of $50.0 million of subordinated debentures in the fourth quarter 2021.

NIM decreased four basis points from the linked quarter to 3.28% for the first quarter 2022, primarily due to a five basis point decrease in earning asset yields. The decrease in the earning asset yields was due primarily to higher levels of cash related to continued deposit growth. Excluding the impact of higher low-yielding cash balances, NIM was relatively stable compared to the linked quarter. The average loan yield expanded two basis points to 4.34% in the first quarter 2022 as compared to the linked quarter. The increase was primarily due to the repricing of variable-rate loans and the increase in short-term LIBOR and Prime rates from the Federal Reserve’s 25 basis point increase in the target federal funds rate in March 2022.

Loans
The following table presents total loans for the most recent five quarters:

	Quarter ended
			September 30, 2021
($ in thousands)	March 31, 2022	December 31, 2021	FCBP[a]	Legacy EFSC[a]	Consolidated	June 30, 2021	March 31, 2021
C&I	$1,498,151	$1,538,155	$242,740	$1,215,338	$1,458,078	$1,116,229	$1,048,839
CRE investor owned	1,982,645	1,955,087	553,490	1,381,794	1,935,284	1,467,243	1,491,244
CRE owner occupied	1,138,106	1,112,463	301,929	861,307	1,163,236	789,220	805,581
SBA loans*	1,249,929	1,241,449	160,833	1,038,925	1,199,758	1,010,727	941,075
Sponsor finance*	641,476	508,469	—	454,431	454,431	463,744	394,207
Life insurance premium financing*	636,096	593,562	—	572,492	572,492	564,366	543,084
Tax credits*	518,020	486,881	—	462,168	462,168	423,258	387,968
SBA PPP loans	134,084	271,958	206,284	232,675	438,959	396,660	737,660
Residential real estate	410,173	430,985	226,321	293,538	519,859	302,007	299,517
Construction and land development	610,830	625,526	219,600	432,627	652,227	467,586	438,303
Other	236,563	253,107	32,547	227,544	260,091	225,227	201,303
Total loans	$9,056,073	$9,017,642	$1,943,744	$7,172,839	$9,116,583	$7,226,267	$7,288,781

Total loan yield	4.34%	4.32%			4.32%	4.35%	4.35%
Variable interest rate loans to total loans	63%	63%			63%	57%	56%

Certain prior period amounts have been reclassified among the categories to conform to the current period presentation.
*Specialty loan category
[a] Amounts reported are as of September 30, 2021 and are separately shown attributable to the FCBP loan portfolio acquired on July 21, 2021, and the Company’s pre-FCBP acquisition loan portfolio.

Loans totaled $9.1 billion at March 31, 2022, increasing $38.4 million compared to the linked quarter. PPP loans declined $137.9 million in the first quarter 2022 from continued loan forgiveness by the Small Business Administration (“SBA”). Excluding PPP loans, loans grew $176.3 million, or 8% on an annualized basis, from the linked quarter. The increase was driven by specialty lending, particularly Sponsor Finance that increased $133.0 million in the first quarter 2022. Average line draw utilization was 39.9% for both the quarter ended March 31, 2022 and the linked quarter, compared to 37.0% for the prior-year quarter.

Asset Quality
The following table presents the categories of nonperforming assets and related ratios for the most recent five quarters:

	Quarter ended
($ in thousands)	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Nonperforming loans*	$21,160	$28,024	$41,554	$42,252	$36,659
Other real estate	1,459	3,493	3,493	3,612	6,164
Nonperforming assets*	$22,619	$31,517	$45,047	$45,864	$42,823

Nonperforming loans to total loans	0.23%	0.31%	0.46%	0.58%	0.50%
Nonperforming assets to total assets	0.17%	0.23%	0.35%	0.44%	0.42%
Allowance for credit losses to total loans	1.54%	1.61%	1.67%	1.77%	1.80%
Net charge-offs	$1,521	$3,263	$1,850	$869	$5,647

*Guaranteed balances excluded	$3,954	$6,481	$5,109	$3,930	$3,873

Nonperforming assets continued to improve in the first quarter 2022, declining $8.9 million from the linked quarter. Net charge-offs were $1.5 million, or seven basis points of average loans, compared to 14 basis points in the linked quarter and 32 basis points in the prior year quarter. Due to the improvement in credit quality and forecasted macroeconomic factors, the Company recorded a provision benefit of $4.1 million for the first quarter 2022 compared to a benefit of $3.7 million for the linked quarter and a $46,000 provision for the prior year quarter.

Deposits
The following table presents deposits broken out by type for the most recent five quarters:

	Quarter ended
			September 30, 2021
($ in thousands)	March 31, 2022	December 31, 2021	FCBP[a]	Legacy EFSC[a]	Consolidated	June 30, 2021	March 31, 2021
Noninterest-bearing accounts	$4,881,043	$4,578,436	$1,041,622	$3,334,091	$4,375,713	$3,111,581	$2,910,216
Interest-bearing transaction accounts	2,547,482	2,465,884	317,301	1,936,338	2,253,639	2,013,129	1,990,308
Money market and savings accounts	3,678,135	3,691,186	370,179	3,201,073	3,571,252	3,000,460	3,093,569
Brokered certificates of deposit	129,017	128,970	78,714	50,209	128,923	50,209	50,209
Other certificates of deposit	468,458	479,323	51,832	446,416	498,248	464,125	471,142
Total deposit portfolio	$11,704,135	$11,343,799	$1,859,648	$8,968,127	$10,827,775	$8,639,504	$8,515,444

Noninterest-bearing deposits to total deposits	41.7%	40.4%	56.0%	37.2%	40.4%	36.0%	34.2%
[a]Amounts reported are as of September 30, 2021 and are shown separately attributable to the FCBP deposit portfolio acquired on July 21, 2021, and the Company’s pre-FCBP acquisition deposit portfolio.

Total deposits at March 31, 2022 were $11.7 billion, an increase of $360.3 million from December 31, 2021, and an increase of $3.2 billion from March 31, 2021. The increase from the linked quarter was primarily due to continued success in the deposit specialty areas, particularly community associations and escrow relationships. The increase over the prior year is due to the First Choice acquisition and organic growth.

Core deposits, defined as total deposits excluding certificates of deposits, were $11.1 billion at March 31, 2022, an increase of $371.2 million from the linked quarter. The Company’s participation in PPP, the interest rate environment and high personal savings rate, particularly in the New Mexico market, have contributed to the increase in deposits. Noninterest-bearing deposits were $4.9 billion at March 31, 2022, or 41.7% of total deposits. The total cost of deposits was 0.10% for both the current and linked quarters, compared to 0.13% for the prior year quarter.

Noninterest Income
The following table presents a comparative summary of the major components of noninterest income for the periods indicated:

	Linked quarter comparison				Prior year comparison
	Quarter ended				Quarter ended
($ in thousands)	March 31, 2022	December 31, 2021	Increase (decrease)		March 31, 2021	Increase (decrease)
Deposit service charges	$4,163	$3,962	$201	5%	$3,084	$1,079	35%
Wealth management revenue	2,622	2,687	(65)	(2)%	2,483	139	6%
Card services revenue	3,040	3,223	(183)	(6)%	2,496	544	22%
Tax credit income (expense)	2,608	4,374	(1,766)	(40)%	(1,041)	3,649	351%
Other income	6,208	8,384	(2,176)	(26)%	4,268	1,940	45%
Total noninterest income	$18,641	$22,630	$(3,989)	(18)%	$11,290	$7,351	65%

Total noninterest income for the first quarter 2022 was $18.6 million, a decrease of $4.0 million from the linked quarter and an increase of $7.4 million from the prior year quarter. The decrease from the linked quarter was primarily due to decreases in tax credit and other income. Tax credit income was seasonally high in the linked quarter and typically declines in the first quarter of the year. Other income in the linked quarter included $5.0 million of fees from community development investments, compared to $2.2 million in the first quarter 2022. The increase from the prior year quarter was broad-based, reflecting higher volumes in all categories. First Choice noninterest income partially contributed to the increase over the prior year, primarily in deposit service charges and SBA servicing fees included in other income.

Noninterest Expenses
Noninterest expense was $62.8 million for the first quarter 2022, compared to $63.7 million for the linked quarter, and $52.9 million for the prior year quarter. The Company did not incur any merger related expenses in the first quarter 2022, compared to $2.3 million in the linked quarter and $3.1 million in the prior year quarter, respectively. Salary and employee benefits increased $2.3 million from the linked quarter due to annual merit increases that became effective on March 1, 2022 and employer payroll taxes that are seasonally higher in the first quarter each year. The increase from the prior year quarter was primarily due to the First Choice acquisition, merit increases provided to employees throughout 2021 and an increase in deposit customer analysis expense.

For the first quarter 2022, the Company’s efficiency ratio was 52.4% compared to 51.1% and 58.5% for the linked quarter and prior year quarter, respectively. The Company’s core efficiency ratio3 was 52.4% for the quarter ended March 31, 2022, compared to 49.2% for the linked quarter and 55.0% for the prior year quarter.
3 Core efficiency ratio is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Income Taxes
The Company’s effective tax rate was 22% for the quarter ended March 31, 2022, compared to 21% for the linked quarter and 20% for the prior year quarter. The Company’s effective tax rate has increased due to an expanded geographic footprint and the related state tax apportionment.

Capital
The following table presents various EFSC capital ratios for the most recent five quarters:

	Quarter ended
Percent	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021
Total risk-based capital to risk-weighted assets	14.4%	14.7%	14.5%	14.9%	15.1%
Tier 1 capital to risk weighted assets	12.7%	13.0%	12.2%	12.3%	12.3%
Common equity tier 1 capital to risk-weighted assets	11.0%	11.3%	11.2%	11.1%	11.0%
Tangible common equity to tangible assets	7.6%	8.1%	8.4%	8.3%	8.2%

Total equity was $1.5 billion at March 31, 2022, a decrease of $55.9 million from the linked quarter. The decrease from the linked quarter was primarily due to a $78.0 million decline in accumulated other comprehensive income. This was due to a net fair value decline in the Company’s fixed-rate, available-for-sale investment portfolio from an increase in interest rates during the period. The Company’s tangible common book value per share was $27.06 at March 31, 2022, compared to $28.28 and $25.92 in the linked and prior year quarters, respectively.

The Company’s regulatory capital ratios continue to exceed the “well-capitalized” regulatory benchmark. Capital ratios for the current quarter are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review.

Use of Non-GAAP Financial Measures
The Company’s accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as tangible common equity, PPNR, PPNR return on average assets (“PPNR ROAA”), financial metrics adjusted for PPP impact, core efficiency ratio, and the tangible common equity ratio, in this release that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP.

The Company considers its tangible common equity, PPNR, PPNR ROAA, financial metrics adjusted for PPP impact, core efficiency ratio, and the tangible common equity ratio, collectively “core performance measures,” presented in this earnings release and the included tables as important measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of certain non-comparable items, and the Company’s operating performance on an ongoing basis. Core performance measures exclude certain other income and expense items, such as merger-related expenses, facilities charges, and the gain or loss on sale of investment securities, the Company believes to be not indicative of or useful to measure the Company’s operating performance on an ongoing basis. The attached tables contain a reconciliation of these core performance measures to the GAAP measures. The Company believes that the tangible common equity ratio provides useful information to investors about the Company’s capital strength even though it is considered to be a non-GAAP financial measure and is not part of the regulatory capital requirements to which the Company is subject.

The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company’s performance and capital strength. The Company’s management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company’s operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the attached tables, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-

GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measures for the periods indicated.

Conference Call and Webcast Information
The Company will host a conference call and webcast at 10:00 a.m. Central Time on Tuesday, April 26, 2022. During the call, management will review the first quarter 2022 results and related matters. This press release as well as a related slide presentation will be accessible on the Company’s website at www.enterprisebank.com under “Investor Relations” prior to the scheduled broadcast of the conference call. The call can be accessed via this same website page, or via telephone at 1-888-394-8218 (Conference ID #3278323). A recorded replay of the conference call will be available on the website approximately two hours after the call’s completion. Visit http://bit.ly/EFSC1Q2022 and register to receive a dial in number, passcode, and pin number. The replay will be available for approximately two weeks following the conference call.

About Enterprise Financial Services Corp
Enterprise Financial Services Corp (Nasdaq: EFSC), with approximately $13.7 billion in assets, is a financial holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly-owned subsidiary of EFSC, operates branch offices in Arizona, California, Kansas, Missouri, Nevada, and New Mexico, and SBA loan and deposit production offices throughout the country. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at www.enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Stock Market under the symbol “EFSC.” Please visit our website at www.enterprisebank.com to see our regularly posted material information.

Forward-looking Statements
Readers should note that, in addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, shareholder value creation and the impact of the First Choice acquisition and other acquisitions.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s ability to efficiently integrate acquisitions, including the First Choice acquisition, into its operations, retain the customers of these businesses and grow the acquired operations, as well as credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to general and local economic conditions, risks associated with rapid increases or decreases in prevailing interest rates, consolidation in the banking industry, competition from banks and other financial institutions, the Company’s ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in regulatory requirements, changes in accounting policies and practices or accounting standards, changes in the method of determining LIBOR and the phase out of LIBOR, natural disasters, war (including the war in Ukraine) or terrorist activities, or pandemics, including the COVID-19 pandemic, and their effects on economic and business environments in which we operate, including the ongoing disruption to the financial market and other economic activity caused by the COVID-19 pandemic, and those factors and risks referenced from time to time in the

Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and the Company’s other filings with the SEC. For any forward-looking statements made in this press release or in any documents, EFSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Except to the extent required by applicable law or regulation, EFSC disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made.

For more information contact
Investor Relations: Keene Turner, Executive Vice President and CFO (314) 512-7233
Media: Steve Richardson, Senior Vice President (314) 995-5695

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	Quarter ended
(in thousands, except per share data)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
EARNINGS SUMMARY
Net interest income	$101,165	$102,060	$97,273	$81,738	$79,123
Provision (benefit) for credit losses	(4,068)	(3,660)	19,668	(2,669)	46
Noninterest income	18,641	22,630	17,619	16,204	11,290
Noninterest expense	62,800	63,694	76,885	52,456	52,884
Income before income tax expense	61,074	64,656	18,339	48,155	37,483
Income tax expense	13,381	13,845	4,426	9,750	7,557
Net income	47,693	50,811	13,913	38,405	29,926
Preferred stock dividends	1,229	—	—	—	—
Net income available to common shareholders	$46,464	$50,811	$13,913	$38,405	$29,926

Diluted earnings per common share	$1.23	$1.33	$0.38	$1.23	$0.96
Return on average assets	1.42%	1.52%	0.45%	1.50%	1.22%
Return on average common equity	12.87%	13.81%	3.96%	13.79%	11.07%
Return on average tangible common equity[1]	17.49%	18.81%	5.37%	18.44%	14.92%
Net interest margin (tax equivalent)	3.28%	3.32%	3.40%	3.46%	3.50%
Efficiency ratio	52.42%	51.08%	66.92%	53.56%	58.49%
Core efficiency ratio[1]	52.43%	49.22%	51.30%	51.86%	55.02%

Total loans	$9,056,073	$9,017,642	$9,116,583	$7,226,267	$7,288,781
Total average loans	$9,005,875	$9,030,982	$8,666,353	$7,306,471	$7,192,776
Total assets	$13,706,769	$13,537,358	$12,888,016	$10,346,993	$10,190,699
Total average assets	$13,614,003	$13,267,193	$12,334,558	$10,281,344	$9,940,052
Total deposits	$11,704,135	$11,343,799	$10,827,775	$8,639,504	$8,515,444
Total average deposits	$11,494,212	$11,167,003	$10,297,153	$8,580,211	$8,207,379
Period end common shares outstanding	37,516	37,820	38,372	31,185	31,259
Dividends per common share	$0.21	$0.20	$0.19	$0.18	$0.18
Tangible book value per common share	$27.06	$28.28	$27.38	$26.85	$25.92
Tangible common equity to tangible assets[1]	7.62%	8.13%	8.40%	8.32%	8.18%
Total risk-based capital to risk-weighted assets	14.4%	14.7%	14.5%	14.9%	15.1%

[1]Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
($ in thousands, except per share data)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
INCOME STATEMENTS
NET INTEREST INCOME
Interest income	$106,581	$107,641	$103,228	$87,401	$84,960
Interest expense	5,416	5,581	5,955	5,663	5,837
Net interest income	101,165	102,060	97,273	81,738	79,123
Provision (benefit) for credit losses	(4,068)	(3,660)	19,668	(2,669)	46
Net interest income after provision for credit losses	105,233	105,720	77,605	84,407	79,077

NONINTEREST INCOME
Deposit service charges	4,163	3,962	4,520	3,862	3,084
Wealth management revenue	2,622	2,687	2,573	2,516	2,483
Card services revenue	3,040	3,223	3,186	2,975	2,496
Tax credit income (expense)	2,608	4,374	3,325	1,370	(1,041)
Other income	6,208	8,384	4,015	5,481	4,268
Total noninterest income	18,641	22,630	17,619	16,204	11,290

NONINTEREST EXPENSE
Employee compensation and benefits	35,827	33,488	33,722	28,132	29,562
Occupancy	4,586	4,510	4,496	3,529	3,751
Branch closure expenses	—	—	3,441	—	—
Merger-related expenses	—	2,320	14,671	1,949	3,142
Other expense	22,387	23,376	20,555	18,846	16,429
Total noninterest expense	62,800	63,694	76,885	52,456	52,884

Income before income tax expense	61,074	64,656	18,339	48,155	37,483
Income tax expense	13,381	13,845	4,426	9,750	7,557
Net income	$47,693	$50,811	$13,913	$38,405	$29,926
Preferred stock dividends	1,229	—	—	—	—
Net income available to common shareholders	$46,464	$50,811	$13,913	$38,405	$29,926

Basic earnings per common share	$1.23	$1.33	$0.38	$1.23	$0.96
Diluted earnings per common share	$1.23	$1.33	$0.38	$1.23	$0.96

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
($ in thousands)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
BALANCE SHEETS

ASSETS
Cash and due from banks	$252,706	$209,177	$179,826	$126,789	$103,367
Interest-earning deposits	1,735,708	1,819,508	1,216,470	889,960	788,464
Debt and equity investments	1,993,927	1,855,583	1,717,442	1,585,847	1,463,818
Loans held for sale	4,270	6,389	5,068	5,763	8,531

Loans	9,056,073	9,017,642	9,116,583	7,226,267	7,288,781
Allowance for credit losses	(139,212)	(145,041)	(152,096)	(128,185)	(131,527)
Total loans, net	8,916,861	8,872,601	8,964,487	7,098,082	7,157,254

Fixed assets, net	46,900	47,915	48,697	50,972	52,078
Goodwill	365,164	365,164	365,415	260,567	260,567
Intangible assets, net	20,855	22,286	23,777	20,358	21,670
Other assets	370,378	338,735	366,834	308,655	334,950
Total assets	$13,706,769	$13,537,358	$12,888,016	$10,346,993	$10,190,699

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$4,881,043	$4,578,436	$4,375,713	$3,111,581	$2,910,216
Interest-bearing deposits	6,823,092	6,765,363	6,452,062	5,527,923	5,605,228
Total deposits	11,704,135	11,343,799	10,827,775	8,639,504	8,515,444
Subordinated debentures	155,031	154,899	204,103	203,940	203,778
FHLB advances	50,000	50,000	50,000	50,000	50,000
Federal funds purchased	—	—	—	—	—
Other borrowings	228,846	353,863	243,770	234,509	229,389
Other liabilities	95,580	105,681	122,733	100,739	99,591
Total liabilities	12,233,592	12,008,242	11,448,381	9,228,692	9,098,202
Shareholders’ equity:
Preferred stock	71,988	71,988	—	—	—
Common stock	395	398	404	330	332
Treasury stock	(73,528)	(73,528)	(73,528)	(73,528)	(73,528)
Additional paid-in capital	1,010,446	1,018,799	1,031,146	688,945	698,005
Retained earnings	523,136	492,682	461,711	474,282	441,511
Accumulated other comprehensive income (loss)	(59,260)	18,777	19,902	28,272	26,177
Total shareholders’ equity	1,473,177	1,529,116	1,439,635	1,118,301	1,092,497
Total liabilities and shareholders’ equity	$13,706,769	$13,537,358	$12,888,016	$10,346,993	$10,190,699

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
($ in thousands)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
LOAN PORTFOLIO
Commercial and industrial	$3,398,723	$3,392,375	$3,379,171	$2,930,805	$3,079,643
Commercial real estate	4,278,138	4,176,928	4,179,712	3,200,748	3,186,970
Construction real estate	702,630	734,073	747,758	556,776	510,501
Residential real estate	432,639	454,052	542,690	305,497	303,047
Other	243,943	260,214	267,252	232,441	208,620
Total loans	$9,056,073	$9,017,642	$9,116,583	$7,226,267	$7,288,781

DEPOSIT PORTFOLIO
Noninterest-bearing accounts	$4,881,043	$4,578,436	$4,375,713	$3,111,581	$2,910,216
Interest-bearing transaction accounts	2,547,482	2,465,884	2,253,639	2,013,129	1,990,308
Money market and savings accounts	3,678,135	3,691,186	3,571,252	3,000,460	3,093,569
Brokered certificates of deposit	129,017	128,970	128,923	50,209	50,209
Other certificates of deposit	468,458	479,323	498,248	464,125	471,142
Total deposit portfolio	$11,704,135	$11,343,799	$10,827,775	$8,639,504	$8,515,444

AVERAGE BALANCES
Total loans	$9,005,875	$9,030,982	$8,666,353	$7,306,471	$7,192,776
Debt and equity investments	1,923,969	1,753,159	1,594,938	1,502,582	1,417,305
Interest-earning assets	12,711,116	12,373,149	11,513,279	9,615,981	9,289,741
Total assets	13,614,003	13,267,193	12,334,558	10,281,344	9,940,052
Deposits	11,494,212	11,167,003	10,297,153	8,580,211	8,207,379
Shareholders’ equity	1,536,221	1,495,396	1,394,096	1,116,969	1,096,481
Tangible common equity[1]	1,077,529	1,071,902	1,028,001	835,405	813,568

YIELDS (tax equivalent)
Total loans	4.34%	4.32%	4.32%	4.35%	4.35%
Debt and equity investments	2.31	2.30	2.38	2.46	2.52
Interest-earning assets	3.45	3.50	3.60	3.70	3.76
Interest-bearing deposits	0.17	0.17	0.17	0.18	0.20
Total deposits	0.10	0.10	0.11	0.12	0.13
Subordinated debentures	5.81	5.64	5.55	5.60	5.61
FHLB advances and other borrowed funds	0.41	0.43	0.43	0.49	0.46
Interest-bearing liabilities	0.30	0.31	0.35	0.37	0.40
Net interest margin	3.28	3.32	3.40	3.46	3.50
1Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

PPP details:

	Quarter ended
($ in thousands, except per share data)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
PPP loans outstanding, net of deferred fees	$134,084	$271,958	$438,959	$396,660	$737,660
Average PPP loans outstanding, net	194,382	365,295	489,104	664,375	692,161
PPP interest and fee income recognized	2,858	4,864	6,048	7,940	8,475
PPP deferred fees remaining	1,851	4,215	7,428	12,243	16,676
PPP average yield	5.96%	5.28%	4.91%	4.79%	4.97%

	Quarter ended
	Mar 31, 2022		Dec 31, 2021		Sep 30, 2021		Jun 30, 2021		Mar 31, 2021
Financial Metrics:	As Reported	Excluding PPP*	As Reported	Excluding PPP*	As Reported	Excluding PPP*	As Reported	Excluding PPP*	As Reported	Excluding PPP*
EPS	$1.23	$1.17	$1.33	$1.23	$0.38	$0.25	$1.23	$1.04	$0.96	$0.75
ROAA	1.42%	1.38%	1.52%	1.45%	0.45%	0.31%	1.50%	1.35%	1.22%	1.03%
PPNR ROAA*	1.70%	1.64%	1.89%	1.80%	1.81%	1.68%	1.85%	1.65%	1.66%	1.41%
Tangible common equity/tangible assets*	7.62%	7.70%	8.13%	8.31%	8.40%	8.71%	8.32%	8.66%	8.18%	8.84%
Leverage ratio	9.6%	9.7%	9.7%	10.0%	9.7%	10.2%	9.4%	10.0%	9.5%	10.2%
NIM	3.28%	3.23%	3.32%	3.26%	3.40%	3.33%	3.46%	3.36%	3.50%	3.39%
Allowance for credit losses/loans	1.54%	1.73%	1.61%	1.84%	1.67%	1.94%	1.77%	2.09%	1.80%	2.22%

* Non-GAAP measures. Refer to discussion and reconciliation of these measures in the accompanying financial tables. Calculations not adjusted for increase in average deposits or increase in deposit expense, as applicable. The ratio of allowance for credit losses to loans excludes all guaranteed loans, including PPP loans.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	Quarter ended
(in thousands, except per share data)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
ASSET QUALITY
Net charge-offs	$1,521	$3,263	$1,850	$869	$5,647
Nonperforming loans	21,160	28,024	41,554	42,252	36,659
Classified assets	93,199	100,797	104,220	100,063	114,713
Nonperforming loans to total loans	0.23%	0.31%	0.46%	0.58%	0.50%
Nonperforming assets to total assets	0.17%	0.23%	0.35%	0.44%	0.42%
Allowance for credit losses to total loans	1.54%	1.61%	1.67%	1.77%	1.80%
Allowance for credit losses to nonperforming loans	657.9%	517.6%	366.0%	303.4%	358.8%
Net charge-offs to average loans (annualized)	0.07%	0.14%	0.08%	0.05%	0.32%

WEALTH MANAGEMENT
Trust assets under management	$1,943,428	$2,083,543	$2,017,178	$1,945,293	$1,809,001
Trust assets under administration	2,400,679	2,556,266	2,486,152	2,487,545	2,427,448

MARKET DATA
Book value per common share	$37.35	$38.53	$37.52	$35.86	$34.95
Tangible book value per common share[1]	$27.06	$28.28	$27.38	$26.85	$25.92
Market value per share	$47.31	$47.09	$45.28	$46.39	$49.44
Period end common shares outstanding	37,516	37,820	38,372	31,185	31,259
Average basic common shares	37,788	38,228	36,878	31,265	31,247
Average diluted common shares	37,858	38,311	36,946	31,312	31,306

CAPITAL
Total risk-based capital to risk-weighted assets	14.4%	14.7%	14.5%	14.9%	15.1%
Tier 1 capital to risk-weighted assets	12.7%	13.0%	12.2%	12.3%	12.3%
Common equity tier 1 capital to risk-weighted assets	11.0%	11.3%	11.2%	11.1%	11.0%
Tangible common equity to tangible assets[1]	7.6%	8.1%	8.4%	8.3%	8.2%

[1]Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Quarter ended
($ in thousands)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
CORE PERFORMANCE MEASURES
Net interest income	$101,165	$102,060	$97,273	$81,738	$79,123

Noninterest income	18,641	22,630	17,619	16,204	11,290
Less: Gain on sale of other real estate owned	19	—	335	549	—
Core noninterest income	18,622	22,630	17,284	15,655	11,290

Total core revenue	119,787	124,690	114,557	97,393	90,413

Noninterest expense	62,800	63,694	76,885	52,456	52,884
Less: Branch closure expenses	—	—	3,441	—	—
Less: Merger-related expenses	—	2,320	14,671	1,949	3,142
Core noninterest expense	62,800	61,374	58,773	50,507	49,742

Core efficiency ratio	52.43%	49.22%	51.30%	51.86%	55.02%

	Quarter ended
($ in thousands)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
SHAREHOLDERS’ EQUITY TO TANGIBLE COMMON EQUITY AND TOTAL ASSETS TO TANGIBLE ASSETS
Shareholders’ equity	$1,473,177	$1,529,116	$1,439,635	$1,118,301	$1,092,497
Less preferred stock	71,988	71,988	—	—	—
Less goodwill	365,164	365,164	365,415	260,567	260,567
Less intangible assets	20,855	22,286	23,777	20,358	21,670
Tangible common equity	$1,015,170	$1,069,678	$1,050,443	$837,376	$810,260

Total assets	$13,706,769	$13,537,358	$12,888,016	$10,346,993	$10,190,699
Less goodwill	365,164	365,164	365,415	260,567	260,567
Less intangible assets	20,855	22,286	23,777	20,358	21,670
Tangible assets	$13,320,750	$13,149,908	$12,498,824	$10,066,068	$9,908,462

Tangible common equity to tangible assets	7.62%	8.13%	8.40%	8.32%	8.18%

	Quarter Ended
($ in thousands)	Mar 31, 2022	Dec 31, 2021	Mar 31, 2021
AVERAGE SHAREHOLDERS’ EQUITY AND AVERAGE TANGIBLE COMMON EQUITY
Average shareholder’s equity	$1,536,221	$1,495,396	$1,096,481
Less average preferred stock	71,988	35,322	—
Less average goodwill	365,164	365,164	260,567
Less average intangible assets	21,540	23,008	22,346
Average tangible common equity	$1,077,529	$1,071,902	$813,568

	Quarter Ended
($ in thousands)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
CALCULATION OF PRE-PROVISION NET REVENUE
Net interest income	$101,165	$102,060	$97,273	$81,738	$79,123
Noninterest income	18,641	22,630	17,619	16,204	11,290
Less: Noninterest expense	62,800	63,694	76,885	52,456	52,884
Branch closure expenses	—	—	3,441	—	—
Merger-related expenses	—	2,320	14,671	1,949	3,142
PPNR	$57,006	$63,316	$56,119	$47,435	$40,671

Average assets	$13,614,003	$13,267,193	$12,334,558	$10,281,344	$9,940,052
ROAA - GAAP net income	1.42%	1.52%	0.45%	1.50%	1.22%
PPNR ROAA - PPNR	1.70%	1.89%	1.81%	1.85%	1.66%

	Quarter Ended
($ in thousands, except per share data)	Mar 31, 2022	Dec 31, 2021	Sep 30, 2021	Jun 30, 2021	Mar 31, 2021
IMPACT OF PAYCHECK PROTECTION PROGRAM
Net income - GAAP	$47,693	$50,811	$13,913	$38,405	$29,926
PPP interest and fee income	(2,858)	(4,864)	(6,048)	(7,940)	(8,475)
Related tax effect	720	1,226	1,506	1,977	2,110
Adjusted net income - Non-GAAP	$45,555	$47,173	$9,371	$32,442	$23,561
Preferred stock dividends	1,229	—	—	—	—
Adjusted net income available to common shareholders- Non-GAAP	$44,326	$47,173	$9,371	$32,442	$23,561

Average diluted common shares	37,858	38,311	36,946	31,312	31,303
EPS - GAAP net income available to common shareholders	$1.23	$1.33	$0.38	$1.23	$0.96
EPS - Adjusted net income available to common shareholders	$1.17	$1.23	$0.25	$1.04	$0.75

Average Assets - GAAP	$13,614,003	$13,267,193	$12,334,558	$10,281,344	$9,940,052
Average PPP loans, net	(194,382)	(365,295)	(489,104)	(664,375)	(692,161)
Adjusted average assets - Non-GAAP	$13,419,621	$12,901,898	$11,845,454	$9,616,969	$9,247,891

ROAA - GAAP net income	1.42%	1.52%	0.45%	1.50%	1.22%
ROAA - Adjusted net income, adjusted average assets	1.38%	1.45%	0.31%	1.35%	1.03%

PPNR - Non-GAAP (see reconciliation above)	$57,006	$63,316	$56,119	$47,435	$40,671
PPP interest and fee income	(2,858)	(4,864)	(6,048)	(7,940)	(8,475)
Adjusted PPNR - Non-GAAP	$54,148	$58,452	$50,071	$39,495	$32,196

PPNR ROAA - PPNR	1.70%	1.89%	1.81%	1.85%	1.66%
PPNR ROAA - adjusted PPNR, adjusted average assets	1.64%	1.80%	1.68%	1.65%	1.41%

Tangible assets - Non-GAAP (see reconciliation above)	$13,320,750	$13,149,908	$12,498,824	$10,066,068	$9,908,462
PPP loans outstanding, net	(134,084)	(271,958)	(438,959)	(396,660)	(737,660)
Adjusted tangible assets - Non-GAAP	$13,186,666	$12,877,950	$12,059,865	$9,669,408	$9,170,802

Tangible common equity Non - GAAP (see reconciliation above)	$1,015,170	$1,069,678	$1,050,443	$837,376	$810,260
Tangible common equity to tangible assets	7.62%	8.13%	8.40%	8.32%	8.18%
Tangible common equity to tangible assets - adjusted tangible assets	7.70%	8.31%	8.71%	8.66%	8.84%

Average assets for leverage ratio	$13,273,520	$12,915,944	$11,972,171	$10,021,240	$9,675,300
Average PPP loans, net	(194,382)	(365,295)	(489,104)	(664,375)	(692,161)
Adjusted average assets for leverage ratio - Non-GAAP	$13,079,138	$12,550,649	$11,483,067	$9,356,865	$8,983,139

Tier 1 capital	$1,271,342	$1,257,462	$1,166,529	$937,840	$914,459
Leverage ratio	9.6%	9.7%	9.7%	9.4%	9.5%
Leverage ratio - adjusted average assets for leverage ratio	9.7%	10.0%	10.2%	10.0%	10.2%

Net interest income - tax equivalent	$102,671	$103,567	$98,573	$82,962	$80,243
PPP interest and fee income	(2,858)	(4,864)	(6,048)	(7,940)	(8,475)
Adjusted net interest income - tax equivalent	$99,813	$98,703	$92,525	$75,022	$71,768

Average earning assets -GAAP	$12,711,116	$12,373,149	$11,513,279	$9,615,981	$9,289,741
Average PPP loans, net	(194,382)	(365,295)	(489,104)	(664,375)	(692,161)
Adjusted average earning assets - Non-GAAP	$12,516,734	$12,007,854	$11,024,175	$8,951,606	$8,597,580

Net interest margin - tax equivalent	3.28%	3.32%	3.40%	3.46%	3.50%
Net interest margin - tax equivalent - adjusted net interest income, adjusted average earning assets	3.23%	3.26%	3.33%	3.36%	3.39%

Loans - GAAP	$9,056,073	$9,017,642	$9,116,583	$7,226,267	$7,288,781
PPP and other guaranteed loans, net	(1,023,509)	(1,151,895)	(1,277,452)	(1,106,414)	(1,377,302)
Adjusted loans - Non-GAAP	$8,032,564	$7,865,747	$7,839,131	$6,119,853	$5,911,479

Allowance for credit losses	$139,212	$145,041	$152,096	$128,185	$131,527
Allowance for credit losses/loans - GAAP	1.54%	1.61%	1.67%	1.77%	1.80%
Allowance for credit losses/loans - adjusted loans	1.73%	1.84%	1.94%	2.09%	2.22%